Exhibit 23

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement No. 333-155655, 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and 333-5910,
on Form S-8 of Balchem Corporation of our report dated June 25, 2009, relating to the financial statements and supplemental schedule of the Balchem Corporation 401(k)/ Profit Sharing Plan, which appears in this Annual Report on Form 11-K of the Balchem Corporation 401(k)/ Profit Sharing Plan for the year ended December 31, 2008.


/s/  McGladrey & Pullen, LLP
New York, New York
June 25, 2009